Exhibit 99.1

J&J SNACK FOODS’ FISCAL 2022 FOURTH QUARTER REVENUE

INCREASES 23.9% TO A QUARTERLY RECORD $400.4M

Pennsauken, NJ, November 14, 2022 - J&J Snack Foods Corp. (NASDAQ: JJSF) (the “Company”) today reported financial results for the fourth quarter and full year ended September 24, 2022.

	Fourth Quarter		Full-Year
	Actuals	% v. LY	Actuals	% v. LY
Net Sales	$400.4M	23.9%	$1,381M	20.6%
Operating Income	$21.6M	-14.5%	$61.8M	-13.2%
Net Earnings	$17.3M	-8.3%	$47.2M	-15.1%
Earnings per Diluted Share	$0.90	-8.2%	$2.46	-15.5%

Adjusted EBITDA	$40.1M	3.7%	$124.1	-3.0%
Adjusted Earnings per Diluted Share	$1.05	-1.9%	$2.76	-12.1%

Dan Fachner, J&J Snack Foods President and CEO, commented, “We are pleased with our strong top-line growth across all three of our business segments, including a 24% increase in net sales for the fiscal fourth quarter and a 21% increase in net sales for the full year. These results mark a fourth consecutive quarterly revenue record, including full year revenue over $194 million greater than our prior highest annual revenue. Adjusted EBITDA increased 4% for the quarter compared to prior year even as we continue to experience unprecedented cost inflation. As a company, we remain focused improving profitability.”

“Our ability to deliver strong results in a very challenging cost and operating environment reflects the success of our sales-centric initiatives. Our focus on new product innovation, leveraging core-brands to create compelling product extensions, repositioning how we market our brands, and driving cross-selling opportunities is driving this sales momentum. In addition, we continue to see robust demand for our higher-margin core products along with continued strength across key sales channels and increased demand of our products with both new and existing customers. We are also making progress on our operational initiatives focused on continuous improvement, including specific plant projects focused on reducing cost and inefficiencies, centralizing our procurement and R&D functions, expanding and improving our production line capabilities, and optimizing our supply chain. We expect these actions will result in significant contributions to our overall results in the coming fiscal years, and help to offset the ongoing costs pressures across the business.

“Despite the record sales, we continue to experience historically high inflation pressures across just about every segment of the business including wages, fuel, packaging, shipping and commodities. While our profit has been significantly impacted by this dynamic, we are pleased with our quarterly sequential improvement in gross margin and expect to see further progress in the coming quarters as the effect of our most recent pricing, product mix, SKU management initiatives take hold.”

“In summary, we are executing on our strategy. We are aggressively growing sales led by the strength of our core brands and making progress offsetting a historic cost environment. We are well positioned as we head into fiscal 2023 and expect to continue our strong sales momentum while also improving profitality. I am confident that our strategy will continue our long history of creating value for our employees, partners and shareholders.”

Total Company Fourth Quarter Highlights

Net sales increased 23.9% to $400.4 million in Q4 of fiscal 2022, compared to Q4 of fiscal 2021.

Key highlights include:

●	Sales included approximately $31.5 million in revenue from Dippin’ Dots. Excluding the contribution from Dippin’ Dots, sales increased by 14.2%, compared to Q4 ’21.
●	Organic sales growth was driven by growth across all three business segments, led by our core products including pretzels, churros, frozen novelties and frozen beverages.
●	Food Service sales exceeded Q4 ’21 by 29.2%.
●	Retail segment sales exceeded Q4 ’21 by 11.3%.
●	Frozen Beverage segment sales exceeded Q4 ’21 sales by 18.2%.

Gross profit as a percentage of sales was 28.9% in Q4 ’22, compared favorably to 28.4% in Q4 ’21, and showed an improving trend versus Q3 ‘22 despite the still significant inflationary pressures facing our industry. Key ingredients including flour, oils, eggs, meats, sugar and dairy continue to experience inflation pressures, and were approximately 4% higher than Q3 ’22 and 40% higher than Q4 ’21. Pricing actions implemented earlier in fiscal 2022 along with a third price increase at the end of Q4 ’22 combined with improved mix helped to partially offset these headwinds and are expected to provide additional benefits in future quarters.

Total operating expenses of $94.2 million represented 23.5% of sales for the quarter, compared to 20.6% in Q4 ’21, reflecting ongoing inflationary pressures across distribution and administrative costs. Distribution costs represented 12.4% of sales in the quarter, versus 10.1% in the prior year period, but improved compared to 12.7% in Q3 ’22. Going forward, we expect our strategic initiatives to improve logistics management and increase efficiency across our distribution network and our supply chain strategy will enable us to reduce cost and drive significant savings over the coming quarters and years.

Marketing and selling expenses represented 6.4% of sales, versus 6.5% in the prior year period, and 6.3% in Q3’ 22. Administrative expenses were 4.3% of sales in Q4 ’22, compared to 3.6% in Q4 ’21 and 4.1% in Q3’ 22.

Adjusted operating income was $25.8 million in the fourth quarter of fiscal 2022, compared to $27.6 million in the prior year period, with the decrease driven by the continued inflationary pressures, somewhat offset by growth across all three of our business segments. This led to net earnings in Q4 ’22 of $17.3 million, compared to $18.9 million in Q4 ’21. Our effective tax rate was 19% in Q4 ’22. This lower tax rate in Q4 2022 had a positive impact on our financial results for the quarter.

Total Company Fiscal 2022 Highlights

Net sales increased 20.6% to $1.381 billion for full year fiscal 2022, versus full year fiscal 2021, reflecting strong performance across the full year.

Key highlights include:

●

Food Service sales grew 20.4% in fiscal 2022, compared to the prior year, led by frozen novelties, which benefited from the Dippin’ Dots acquisition, as well as churros, handhelds, pretzels, and bakery.

●	Retail sales continued their strong performance growing 7.1%, driven by soft pretzels and our frozen novelties business, and offset by a decline in our handhelds business.
●

Frozen Beverages segment sales grew 32.1% as amusement, live event venues, convenience, restaurants, and retail venues continued to see increasing visitation metrics through-out the year, including the ongoing recovery in the theater channel.

Gross profit as a percentage of sales improved to 26.8% for fiscal 2022, compared to 26.1% for the prior year, with the increase largely attributable to the benefit of increased top-line demand, favorable product mix and corresponding margin efficiencies.

Total operating expenses increased to 22.3% of sales, compared to 19.9% for fiscal 2021 reflecting the significant impact inflation is having across the majority of our cost line items, including industry-wide freight and distribution cost increases, wage increases and overall administrative cost hikes. Distribution cost were 11.6% of sales for the year versus 9.5% in the prior year period. Marketing and selling expenses were 6.6% of sales, compared to 6.8% last year, driven by more effective investment of marketing dollars aligned with new product launches and rebranding of our core churros brand. Administrative expenses were 4.0% of sales this year, compared to 3.5% last year.

Fiscal 2022 operating income decreased to $61.8 million, versus $71.2 million for fiscal 2021, largely as the result of the aforementioned inflation pressures on operating expenses.

Fiscal 2022 net earnings decreased to $47.2 million, compared to $55.6 million in fiscal 2021. Our effective tax rate was 24% in fiscal 2022.

Food Services Segment Fourth Quarter Highlights

●	Q4 ’22 food service sales exceeded Q4 ’21 by $58.0 million, or an increase of 29.2%, including approximately $31.5 million in sales from the recent acquisition of Dippin’ Dots.
●

Outdoor venues, including stadiums and amusement parks, as well as schools and restaurants and strategic accounts continued to experience strong sales across all of our product lines, including 228% increase frozen novelties largely due to the acquisition of Dippin’ Dots, a 43.8% increase in handhelds, a 38.4% increase in churros and a 10.8% and 2.8% increase in bakery and soft pretzel sales, respectively, compared to Q4 ‘21.

●	Sales of new products were approximately $4 million driven primarily by new bakery products, expanded placement of a Bavarian pretzel stick and an empanada product at major convenience customers.
●	Q4 ’22 operating income decreased 31.8% to $6.3 million reflecting the significant increase in input, production and distribution costs.

Retail Segment Fourth Quarter Highlights

●	Q4 ’22 retail sales increased 11.3% to $53.5 million, compared to Q4 ’21.
●	Soft pretzels sales grew by 29.5%, compared to Q4 ’21, while handhelds sales grew by 25.5%, and frozen novelty sales increased 6.6%. Biscuit sales decreased 14.8%, versus the prior year period.
●

New product innovation contributed approximately $1.5 million in the quarter driven by the continued success of the new Luigi’s gelato product and additional placement of Dogsters skus at major grocery retailers.

●	Operating income decreased 81.4% to $1.1 million, versus the prior year period driven by higher cost of goods sold and shipping and distribution related expenses.

Frozen Beverages Segment Fourth Quarter Highlights

●	Frozen beverage segment sales were $90.2 million and beat Q4 ’21 sales by 18.2%.
●	Beverage sales grew 19.5%, or $9.3 million higher than in Q4 ’21 led by improving trends at travel, sporting events, concerts, amusement parks and theater venues.
●

Machine Service revenues increased 11.8%, versus the prior year period reflecting healthy maintenance call volumes, while equipment sales increased 30.4% driven by strong growth from large QSR and convenience customers.

●	Q4 ’22 operating income improved to $14.2 million, compared to a Q4 ’21 operating income of $10.2 million, as strong sales drove leverage across the business.

Conference Call

J&J Snack Foods Corp. will host a conference call to discuss results and business outlook on November 15, 2022, at 10:00 a.m. Eastern Time. Conference call participants should register by clicking on this Registration Link to receive the dial-in number and a personal PIN, which are required to access the conference call. A live audio webcast of the conference call will also be available on the Investors homepage at www.jjsnack.com.

About J & J Snack Foods Corp.

J & J Snack Foods Corp. (NASDAQ: JJSF) is a leader and innovator in the snack food industry, providing innovative, niche and affordable branded snack foods and beverages to foodservice and retail supermarket outlets. Manufactured and distributed nationwide, our principal products include SUPERPRETZEL, the #1 soft pretzel brand in the world, as well as internationally known ICEE and SLUSH PUPPIE frozen beverages, DIPPIN’ DOTS ice cream, LUIGI’S Real Italian Ice, MINUTE MAID* frozen ices, WHOLE FRUIT sorbet and frozen fruit bars, SOUR PATCH KIDS** Flavored Ice Pops, Tio Pepe’s & CALIFORNIA CHURROS, and THE FUNNEL CAKE FACTORY funnel cakes and several bakery brands within DADDY RAY’S, COUNTRY HOME BAKERS and HILL & VALLEY. For more information, please visit http://www.jjsnack.com.

*MINUTE MAID is a registered trademark of The Coca-Cola Company.

**SOUR PATCH KIDS is a registered trademark of Mondelēz International group, used under license.

Cautionary Statement Regarding Forward-Looking Information

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s expected future financial position, results of operations, revenue growth and profit levels, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “goals,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements. This includes, without limitation, our statements and expectations regarding any current or future recovery in our industry and our profitability-related continuous improvement initiatives in our operations. Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ materially from the expectations of management. We do not undertake a duty to update such forward-looking statements. Factors that may cause actual results to differ materially from those in the forward-looking statements include consumer spending, price competition, acceptance of new products, the pricing and availability of raw materials, transportation costs, changes in the competitive marketplace the uncertainty and ultimate economic impact of the COVID-19 pandemic, and other risks identified in our annual report on Form 10-K, and our other filings with the Securities and Exchange Commission. Many of these factors are outside of the Company’s control.

Non-GAAP Financial Measures

Adjusted EBITDA consists of net earnings adjusted to exclude: income taxes (benefit); investment income; interest expense; depreciation and amortization; share-based compensation expense; COVID-19 related expenses (recoveries); net (gain) loss on sale or disposal of assets; impairment charges, restructuring costs, merger and acquisition costs, acquisition related inventory adjustments, and integration costs.

Adjusted Operating Income consists of operating income adjusted to exclude: COVID-19 related expenses (recoveries); impairment charges, restructuring costs, merger and acquisition costs, acquisition related amortization expenses and inventory adjustments, and integration costs.

Adjusted Earnings per Diluted Share consists of net earnings adjusted to exclude: COVID-19 related expenses (recoveries); impairment charges, restructuring costs, merger and acquisition costs, acquisition related amortization expenses and inventory adjustment, and integration costs. For purposes of comparability, the income tax effect of pre-tax adjustments is determined using statutory tax rates.

This press release contains certain non-GAAP financial measures; Adjusted EBITDA, Adjusted Operating Income, and Adjusted Earnings per Diluted Share. A "non-GAAP financial measure" is a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with U.S. generally accepted accounting principles ("GAAP") in the statements of income, balance sheets, or statements of cash flow of the company. Pursuant to applicable reporting requirements, the company has provided reconciliations below of non-GAAP financial measures to the most directly comparable GAAP measure.

The non-GAAP financial measures presented within the Company's earnings release are not indicators of our financial performance under GAAP and should not be considered as an alternative to the applicable GAAP measure. These non-GAAP measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. In addition, in evaluating these non-GAAP measures, you should be aware that in the future we may incur income, expenses, gains and losses, similar to the adjustments in this press release. Our presentation of these non-GAAP measures should not be construed as an inference that our future results will be unaffected by unusual or infrequent items. We compensate for these limitations by providing equal prominence to our GAAP results and using non-GAAP measures only as supplemental presentations.

The non-GAAP measures presented are utilized by management to evaluate the Company's business performance and profitability by excluding certain items that may not be indicative of our recurring core business operating results. The Company believes that these measures provide additional clarity for investors by excluding specific income, expenses, gains and losses, in an effort to show comparable business operating results for the periods presented. Similarly, Management believes these adjusted measures are useful performance measures because certain items included in the calculations may either mask or exaggerate trends in the Company’s ongoing operating performance. See the reconciliation of Non-GAAP Financial Measures below.

Investor Contact:

Joseph Jaffoni, Norberto Aja or Jennifer Neuman

JCIR

(212) 835-8500

jjsf@jcir.com

J & J SNACK FOODS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS

(in thousands, except per share amounts)

	Three months ended		Twelve months ended
	September 24,	September 25,	September 24,	September 25,
	2022	2021	2022	2021

Net Sales	$400,426	$323,060	$1,380,656	$1,144,579

Cost of goods sold	284,583	231,327	1,011,014	845,651
Gross Profit	115,843	91,733	369,642	298,928

Operating expenses
Marketing	25,691	20,927	91,636	77,922
Distribution	49,816	32,654	159,637	108,297
Administrative	17,377	11,534	55,189	40,538
Intangible asset impairment charges	1,010	1,273	1,010	1,273
Other general expense (income)	343	79	371	(320)
Total Operating Expenses	94,237	66,467	307,843	227,710

Operating Income	21,606	25,266	61,799	71,218

Other income (expense)
Investment income	443	396	980	2,815
Interest (expense) & other	(794)	12	(1,025)	(7)

Earnings before income taxes	21,255	25,674	61,754	74,026

Income tax expense	3,945	6,799	14,519	18,419

NET EARNINGS	$17,310	$18,875	$47,235	$55,607

Earnings per diluted share	$0.90	$0.98	$2.46	$2.91

Weighted average number of diluted shares	19,261	19,191	19,213	19,133

Earnings per basic share	$0.90	$0.99	$2.47	$2.92

Weighted average number of basic shares	19,199	19,072	19,148	19,013

J & J SNACK FOODS CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	September 24,	September 25,
	2022	2021
Assets
Current assets
Cash and cash equivalents	$35,181	$283,192
Marketable securities held to maturity	4,011	7,980
Accounts receivable, net	208,178	162,939
Inventories	180,473	123,160
Prepaid expenses and other	16,794	7,498
Total current assets	444,637	584,769

Property, plant and equipment, at cost	860,050	757,242
Less accumulated depreciation and amortization	524,683	490,055
Property, plant and equipment, net	335,367	267,187

Other assets
Goodwill	184,420	121,833
Other intangible assets, net	191,732	77,776
Marketable securities held to maturity	-	4,047
Marketable securities available for sale	5,708	10,084
Operating lease right-of-use assets	51,137	54,555
Other	3,965	1,968
Total other assets	436,962	270,263
Total Assets	$1,216,966	$1,122,219

Liabilities and Stockholders' Equity
Current Liabilities
Current finance lease liabilities	$124	$182
Accounts payable	108,146	96,789
Accrued insurance liability	15,678	16,260
Accrued liabilities	9,214	10,955
Current operating lease liabilities	13,524	13,395
Accrued compensation expense	21,700	17,968
Dividends payable	13,453	12,080
Total current liabilities	181,839	167,629

Long-term debt	55,000	-
Noncurrent finance lease liabilities	254	392
Noncurrent operating lease liabilities	42,660	46,557
Deferred income taxes	70,407	61,578
Other long-term liabilities	3,637	409

Stockholders' Equity
Preferred stock, $1 par value; authorized 10,000,000 shares; none issued	-	-
Common stock, no par value; authorized, 50,000,000 shares; issued and outstanding 19,219,000 and 19,084,000 respectively	94,026	73,597
Accumulated other comprehensive loss	(13,713)	(13,383)
Retained Earnings	782,856	785,440
Total stockholders' equity	863,169	845,654
Total Liabilities and Stockholders' Equity	$1,216,966	$1,122,219

J & J SNACK FOODS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (in thousands)

	Fiscal Year ended
	September 24,	September 25,	September 26,
	2022	2021	2020
Operating activities:
Net earnings	$47,235	$55,607	$18,305
Adjustments to reconcile net earnings to net cash provided by operating activities
Depreciation of fixed assets	49,669	46,781	49,830
Amortization of intangibles and deferred costs	3,454	2,610	3,218
Intangible asset impairment charges	1,010	1,273	-
Losses (Gains) from disposals of property & equipment	220	(231)	(303)
Plant shutdown impairment costs	-	-	6,387
Share-based compensation	4,269	4,199	4,595
Deferred income taxes	8,829	(2,896)	2,622
Loss (Gain) on marketable securities	315	(1,026)	882
Other	(95)	77	296
Changes in assets and liabilities, net of effects from purchase of companies
(Increase) decrease in accounts receivable	(32,778)	(35,755)	14,580
(Increase) decrease in inventories	(49,431)	(14,155)	7,877
(Increase) decrease in prepaid expenses	(9,343)	9,629	(11,366)
Decrease (increase) in accounts payable and accrued liabilities	2,708	35,386	(4,780)
Net cash provided by operating activities	26,062	101,499	92,143

Investing activities:
Payments for purchases of companies, net of cash acquired	(221,301)	-	(57,212)
Purchases of property, plant and equipment	(87,291)	(53,578)	(57,817)
Purchases of marketable securities	-	-	(6,103)
Proceeds from redemption and sales of marketable securities	12,026	60,891	73,226
Proceeds from disposal of property and equipment	399	2,435	3,593
Other	-	191	(150)
Net cash (used in) provided by investing activities	(296,167)	9,939	(44,463)

Financing activities:
Payments to repurchase common stock	-	-	(8,972)
Proceeds from issuance of stock	16,160	20,256	7,901
Borrowings under credit facility	125,000	-	-
Repayment of borrowings under credit facility	(70,000)	-	-
Payments for debt issue costs	(225)	-	-
Payments on finance lease obligations	(279)	(144)	(340)
Payment of cash dividend	(48,437)	(44,785)	(42,053)
Net cash provided by (used in) financing activities	22,219	(24,673)	(43,464)

Effect of exchange rate on cash and cash equivalents	(125)	618	(802)

Net (decrease) increase in cash and cash equivalents	(248,011)	87,383	3,414

Cash and cash equivalents at beginning of period	283,192	195,809	192,395

Cash and cash equivalents at end of period	$35,181	$283,192	$195,809

J & J SNACK FOODS CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited) (in thousands)

	Three months ended		Twelve months ended
	September 24,	September 25,	September 24,	September 25,
	2022	2021	2022	2021

Sales to External Customers:
Food Service
Soft pretzels	$56,124	$54,618	$205,752	$174,977
Frozen novelties	45,266	13,793	78,183	44,605
Churros	25,692	18,558	88,242	64,916
Handhelds	27,389	19,053	92,130	75,627
Bakery	94,233	85,029	381,526	342,609
Other	8,069	7,706	26,854	22,249
Total Food Service	$256,773	$198,757	$872,687	$724,983

Retail Supermarket
Soft pretzels	$18,283	$14,119	$61,925	$54,990
Frozen novelties	30,325	28,459	108,911	100,059
Biscuits	4,671	5,480	24,695	24,197
Handhelds	1,706	1,359	5,640	7,574
Coupon redemption	(1,486)	(1,493)	(3,713)	(3,689)
Other	(16)	114	485	1,766
Total Retail Supermarket	$53,483	$48,038	$197,943	$184,897

Frozen Beverages
Beverages	$57,144	$47,836	$184,063	$124,498
Repair and maintenance service	23,937	21,402	89,840	81,305
Machines revenue	8,344	6,397	33,601	26,953
Other	745	630	2,522	1,943
Total Frozen Beverages	$90,170	$76,265	$310,026	$234,699

Consolidated Sales	$400,426	$323,060	$1,380,656	$1,144,579

Depreciation and Amortization:
Food Service	$9,371	$6,404	$29,807	$26,738
Retail Supermarket	379	524	1,536	1,671
Frozen Beverages	5,306	4,089	21,780	20,982
Total Depreciation and Amortization	$15,056	$11,017	$53,123	$49,391

Operating Income:
Food Service	$6,335	$9,294	$18,512	$39,172
Retail Supermarket	1,071	5,747	9,487	25,914
Frozen Beverages	14,200	10,225	33,800	6,132
Total Operating Income	$21,606	$25,266	$61,799	$71,218

Capital Expenditures:
Food Service	$15,981	$12,643	$61,738	$38,558
Retail Supermarket	2,447	94	8,885	288
Frozen Beverages	4,632	6,385	16,668	14,732
Total Capital Expenditures	$23,060	$19,122	$87,291	$53,578

Assets:
Food Service	$893,045	$799,149	$893,045	$799,149
Retail Supermarket	20,302	31,486	20,302	31,486
Frozen Beverages	303,619	291,584	303,619	291,584
Total Assets	$1,216,966	$1,122,219	$1,216,966	$1,122,219

J & J SNACK FOODS CORP. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(Unaudited) (in thousands)

	Three Months Ended		Twelve Months Ended

	September 24,	September 25,	September 24,	September 25,
	2022	2021	2022	2021

Reconciliation of GAAP Net Earnings to Adjusted EBITDA

Net Earnings	$17,310	$18,875	$47,235	$55,607
Income Taxes	3,945	6,799	14,519	18,419
Investment Income	(443)	(396)	(980)	(2,815)
Interest Expense	794	(12)	1,025	7
Depreciation and Amortization	15,014	11,017	53,081	49,391
Share-Based Compensation	785	947	4,269	4,199
Merger and Acquisition Costs	-	-	3,088	-
COVID-19 Expenses (Recoveries)	-	154	(874)	2,102
Net (Gain) Loss on Sale or Disposal of Assets	170	(9)	220	(231)
Impairment Costs	1,010	1,273	1,010	1,273
Acquisition Related Inventory Adjustment	1,203	-	1,203	-
Integration Costs	272	-	272	-
Adjusted EBITDA	$40,060	$38,648	$124,068	$127,952

Reconciliation of GAAP Operating Income to Adjusted Operating Income

Operating Income	$21,606	$25,266	$61,799	$71,218
Merger and Acquisition Costs	-	-	3,088	-
COVID-19 Expenses (Recoveries)	-	442	(874)	2,391
Impairment Costs	1,010	1,273	1,010	1,273
Acquisition Related Amortization Expenses	1,679	630	3,454	2,521
Acquisition Related Inventory Adjustment	1,203	-	1,203	-
Integration Costs	272	-	272	-
Adjusted Operating Income	$25,770	$27,611	$69,952	$77,403

Reconciliation of GAAP Earnings per Diluted Share to Adjusted Earnings per Diluted Share

Earnings per Diluted Share	$0.90	$0.98	$2.46	$2.91
Merger and Acquisition Costs	-	-	0.16	-
COVID-19 Expenses (Recoveries)	-	0.02	(0.05)	0.12
Impairment Costs	0.05	0.07	0.05	0.07
Acquisition Related Amortization Expenses	0.09	0.03	0.18	0.13
Acquisition Related Inventory Adjustment	0.06	-	0.06	-
Integration Costs	0.01	-	0.01	-

Tax Effect of Non-GAAP Adjustments (1)	(0.06)	(0.03)	(0.11)	(0.09)

Adjusted Earnings per Diluted Share	$1.05	$1.07	$2.76	$3.14

(1) Income taxes associated with pre-tax adjustments determined using statutory tax rates